Exhibit 5.1
[White & Case LLP Letterhead]

June 10, 2019

Hertz Global Holdings, Inc.
8501 Williams Road
Estero, Florida 33928

Ladies and Gentlemen:

We have acted as counsel to Hertz Global Holdings, Inc., a Delaware corporation (the “Company”), in connection with the filing with the Securities and Exchange Commission (the “Commission”) of a registration statement on Form S-3, File No. 333-231878 (the “Registration Statement”), under the Securities Act of 1933, as amended (the “Act”) relating to the registration for issuance and sale by the Company of (i) shares of common stock of the Company, par value $0.01 per share (the “Common Stock”), (ii) shares of preferred stock of the Company, par value $0.01 per share (the “Preferred Stock”), (iii) one or more series of debt securities of the Company (the “Debt Securities”), (iv) depositary shares representing fractional or multiple interests in Preferred Stock (the “Depositary Shares”), (v) warrants to purchase Common Stock, Preferred Stock, Depositary Shares, Debt Securities or any combination thereof (“Warrants”), (vi) stock purchase contracts to purchase shares of Common Stock, Preferred Stock or Depository Shares at a future date or dates (“Stock Purchase Contracts”), (vii) stock purchase units (“Stock Purchase Units”) representing ownership of a Stock Purchase Contract and Debt Securities or debt obligations of third parties, including United States Treasury securities and (viii) subscription rights to purchase Common Stock, Preferred Stock, Depositary Shares or Warrants (“Subscription Rights” and, collectively with the Common Stock, the Preferred Stock, the Debt Securities, the Depositary Shares, the Warrants, the Stock Purchase Contracts and the Stock Purchase Units, the “Securities”). The Securities that are being registered under the Registration Statement will have an indeterminate aggregate initial offering price and will be offered on a continuous or delayed basis pursuant to the provisions of Rule 415 under the Act.

The Registration Statement includes a base prospectus relating to the offer and sale of the Securities, which will be supplemented by one or more prospectus supplements in connection with the sale of the Securities. Each such prospectus supplement, together with the base prospectus, is referred to herein as a “Prospectus.”

In connection with the opinions expressed herein, we have examined originals or copies (certified or otherwise identified to our satisfaction) of corporate records, agreements, documents and other instruments, matters of law, proceedings and such certificates or comparable documents of public officials and of officers and representatives of the Company including: (i) the Company’s Amended and Restated Certificate of Incorporation (the “Certificate of Incorporation,” dated June 30, 2016, filed as Exhibit 3.1 to the Company’s Current Report on Form 8-K dated July 7, 2016); (ii) the Company’s Amended and Restated By-laws, dated June 30, 2016, filed as Exhibit 3.2 to the Company’s Current Report on Form 8-K dated July 7, 2016; (iii) the resolutions adopted by the Company’s board of directors (the “Board”) on May 24, 2019; (iv) the Registration Statement; (v) the Prospectus; and (vi) the form indenture pursuant to which the Company’s Debt Securities are to be issued (the “Indenture”), filed as Exhibit 4.1 to the Registration Statement, and have made such inquiries of such officers and representatives as we have deemed relevant or necessary as a basis for the opinion hereinafter set forth. In such examination, we have assumed, without independent investigation or verification of any kind, the genuineness of all signatures, the legal capacity and competency of all natural persons, the authenticity of all documents submitted to us as originals, the conformity to authentic original documents of all documents submitted to us as copies, and the truthfulness, completeness and correctness of all factual representations and statements contained therein. As to all questions of fact material to this opinion that have not been independently established, we have relied upon certificates or comparable documents of public official and officers and representatives of the Company and documents furnished to us by the Company and representations by the Company without independent investigation or verification of any kind of their accuracy.

In rendering the opinions contained herein, we have assumed that: (i) the Registration Statement and any supplements and amendments thereto, will have become effective and will comply with all applicable laws (and will remain effective and in compliance at the time of issuance of any Securities thereunder); (ii) a prospectus supplement describing each class or series of Securities offered pursuant to the Registration Statement, to the extent required by applicable law and relevant rules and regulations of the Commission, will be timely filed with the Commission and will comply with all applicable laws; (iii) the definitive terms of each class or series of Securities will have been established in accordance with the authorizing resolutions adopted by the Board (or an authorized committee thereof), the Certificate of Incorporation, and applicable law; (iv) the Company will issue and deliver the Securities in the manner contemplated by the Registration Statement including the Prospectus, and any Securities that consist of shares of capital stock will have been authorized and reserved for issuance, in each case within the limits of the then remaining authorized but unissued and unreserved amounts of such capital stock; (v) the resolutions authorizing the Company to issue, offer and sell the Securities will have been adopted by the Board (or an authorized committee thereof) and will be in full force and effect at all times when the Securities are offered or sold by the Company; (vi) all Securities will be issued and sold in compliance with applicable federal and state securities laws or applicable laws or regulations or any agreement or other instrument binding upon the Company; and (vii) any Indenture, Warrant Agreement, Deposit Agreement, Stock Purchase Contract Agreement, Stock Purchase Unit Agreement or Subscription Rights Agreement (each as defined below) will be governed by and construed in accordance with the laws of the State of New York and will constitute a valid and binding obligation of each party thereto other than the Company.

With respect to any Securities consisting of Common Stock, we have further assumed that the Common Stock will be authorized, executed, countersigned by the transfer agent or registrar therefor and delivered by the Company in accordance with applicable laws and sold as contemplated in the Registration Statement.

With respect to any Securities consisting of any series of Preferred Stock, we have further assumed that: (i) the certificate of designation, approved by appropriate corporate action, relating to the Preferred Stock establishing the designations, preferences and rights of the class or series of Preferred Stock (the “Certificate of Designation”), will have been authorized, executed and filed with the Secretary of State of the State of Delaware, (ii) the Preferred Stock will be authorized, executed, countersigned by the registrar and transfer agent therefor and delivered by the Company in accordance with the provisions of the Certificate of Designation and applicable laws and sold as contemplated in the Registration Statement, (iii) if the Preferred Stock is convertible into Common Stock or other securities of the Company, (x) such Common Stock or other securities of the Company will be authorized, (y) the Preferred Stock will be presented for conversion in accordance with the terms thereof and (z) such Common Stock or other securities of the Company will be executed, countersigned by the transfer agent or registrar therefor and delivered by the Company upon such conversion, in accordance with the terms of such Preferred Stock.

With respect to any Securities consisting of any series of Debt Securities, we have further assumed that: (i) the Indenture will have been authorized, executed and delivered by the Company and an entity selected by the Company to act as the trustee (the “Trustee”), (ii) the Debt Securities will be issued pursuant to the Indenture, (iii) all terms of the Debt Securities not provided for in the Indenture will have been established in accordance with the provisions thereof and reflected in appropriate documentation approved by appropriate corporate action and, if applicable, executed and delivered by the Company and authenticated by the Trustee, (iv) the Debt Securities will be authorized, executed, authenticated, issued and delivered by the Company and authenticated by the Trustee in accordance with the provisions of the Indenture and applicable laws and sold as contemplated in the Registration Statement and (v) if the Debt Securities are convertible into Common Stock or Preferred Stock of the Company, (x) such Common Stock or Preferred Stock of the Company will be authorized by appropriate corporate action, (y) the Debt Securities will be presented for conversion in accordance with the terms thereof and (z) such Common Stock or Preferred Stock of the Company will be executed, countersigned by the transfer agent therefor and delivered by the Company upon such conversion, in accordance with the terms of such Debt Securities.

With respect to any Securities consisting of any series of Warrants, we have further assumed that: (i) the warrant agreement, approved by appropriate corporate action, relating to the Warrants (the “Warrant Agreement”) to be entered into between the Company and an entity selected by the Company to act as the warrant agent (the “Warrant Agent”) will have been authorized, executed and delivered by the Company and the Warrant Agent and (ii) the Warrants will be authorized, executed, authenticated, issued and delivered by the Company and the Warrant Agent in accordance with the provisions of the Warrant Agreement and applicable laws and sold as contemplated in the Registration Statement.

With respect to any Securities consisting of Depositary Shares, we have further assumed that: (i) the deposit agreement, approved by appropriate corporate action, relating to the Depositary Shares (the “Deposit Agreement”) to be entered into between the Company and an entity selected by the Company to act as depository (the “Depositary”) will have been authorized, executed and delivered by the Company and the Depositary, (ii) the Company will deposit with the Depositary, Preferred Stock to be represented by the Depositary Shares that are authorized, validly issued and delivered as contemplated by the Registration Statement including the Prospectus and the Deposit Agreement and (iii) the Depositary Shares will be authorized, executed, issued, fully-paid and delivered by the Company and the Depositary in accordance with the provisions of the Deposit Agreement and applicable laws and sold as contemplated in the Registration Statement.

With respect to any Securities consisting of Stock Purchase Contracts, we have further assumed that: (i) the stock purchase contract agreement, approved by appropriate corporate action, relating to the Stock Purchase Contracts (the “Purchase Contract Agreement”) to be entered into between the Company and an entity selected by the Company to act as the stock purchase contract agent (the “Stock Purchase Contract Agent”) will have been authorized, executed and delivered by the Company and the Stock Purchase Contract Agent and (ii) the Stock Purchase Contracts will be authorized, executed, authenticated, issued and delivered by the Company and the Stock Purchase Contract Agent in accordance with the provisions of the Stock Purchase Contract Agreement and applicable law and sold as contemplated in the Registration Statement.

With respect to any Securities consisting of Stock Purchase Units, we have further assumed that: (i) the stock purchase unit agreement, approved by appropriate corporate action, relating to the Stock Purchase Units (the “Stock Purchase Unit Agreement”) to be entered into between the Company and an entity selected by the Company to act as the stock purchase unit agent (the “Stock Purchase Unit Agent”) will have been authorized, executed and delivered by the Company and the Stock Purchase Unit Agent and (ii) the Stock Purchase Units and each component of the Stock Purchase Units will be authorized, executed, authenticated, issued, fully paid and non-assessable (to the extent applicable) and delivered by the Company and the Stock Purchase Unit Agent in accordance with the provisions of the Stock Purchase Unit Agreement and applicable laws and sold as contemplated in the Registration Statement and each component of the Stock Purchase

Units will constitute a valid and binding obligation of the Company or any third party (to the extent applicable) as contemplated by the Registration Statement including the Prospectus and the Stock Purchase Unit Agreement.

With respect to any Subscription Rights, we have further assumed that: (i) the subscription rights agreement, approved by appropriate corporate action, relating to the Subscription Rights (the “Subscription Rights Agreement”) to be entered into between the Company and a bank or trust company as rights agent (the “Rights Agent”) will be authorized, executed and delivered by the Company and the Rights Agent (ii) the Subscription Rights (and any required amendment or supplement to the Subscription Rights Agreement) will be authorized, executed and delivered in accordance with the provisions of the Subscription Rights Agreement and applicable laws and sold as contemplated in the Registration Statement.

Based on the foregoing, and subject to the qualifications, assumptions and limitations stated herein, we are of the opinion that:

1.
The Common Stock, upon receipt by the Company of such lawful consideration therefor as the Board (or an authorized committee thereof) may determine, will be validly issued, fully paid and non-assessable shares of common stock of the Company.

2.
The Preferred Stock, upon receipt by the Company of such lawful consideration therefor as the Board (or an authorized committee thereof) may determine, will be validly issued, fully paid and non-assessable shares of preferred stock of the Company and if the Preferred Stock is convertible into Common Stock or other securities of the Company, the Common Stock or other securities of the Company issuable upon conversion of the Preferred Stock will be validly issued, fully paid and non-assessable securities of the Company.

3.
The Debt Securities, upon receipt by the Company of such lawful consideration therefor as the Board (or an authorized committee thereof) may determine, will constitute valid and binding obligations of the Company under the laws of the State of New York, enforceable in accordance with their terms, subject to bankruptcy, insolvency, reorganization or other similar laws affecting the rights of creditors generally and general principles of equity (whether applied by a court of law or equity).

4.
The Warrants, upon receipt by the Company of such lawful consideration therefor as the Board (or an authorized committee thereof) may determine, will constitute valid and binding obligations of the Company, subject to bankruptcy, insolvency, reorganization or other similar laws affecting the rights of creditors generally and general principles of equity (whether applied by a court of law or equity).

5.
The Depositary Shares, upon receipt by the Company of such lawful consideration therefor as the Board (or an authorized committee thereof) may determine, will be validly issued and the depositary receipts representing the Depositary Shares will entitle the holders thereof to the rights specified therein and in the Deposit Agreement pursuant to which they are issued, subject to bankruptcy, insolvency, reorganization or other similar laws affecting the rights of creditors generally and general principles of equity (whether applied by a court of law or equity).

6.	The Stock Purchase Contracts, upon receipt by the Company of such lawful consideration therefor as the Board (or an authorized committee thereof) may determine, will constitute valid and binding obligations of the Company, subject to bankruptcy, insolvency, reorganization or other similar laws affecting the rights of creditors generally and general principles of equity (whether applied by a court of law or equity).

7.
The Stock Purchase Units, upon receipt by the Company of such lawful consideration thereof as the Board (or an authorized committee thereof) may determine, will constitute valid and binding obligations of the Company, subject to bankruptcy, insolvency, reorganization or other similar laws affecting the rights of creditors generally and general principles of equity (whether applied by a court of law or equity).

8.
The Subscription Rights, upon receipt by the Company of such lawful consideration therefor as the Board (or an authorized committee thereof) may determine, will constitute valid and binding obligations of the Company, subject to bankruptcy, insolvency, reorganization or other similar laws affecting the rights of creditors generally and general principles of equity (whether applied by a court of law or equity).

Our opinions expressed above are subject to the qualifications that we express no opinion as to the applicability of, compliance with, or effect of any laws except the law of the State of New York, the General Corporation Law of the State of Delaware and the federal laws of the United States of America.

We hereby consent to the filing of this opinion with the Commission as Exhibit 5.1 to the Registration Statement. We also consent to the reference to our firm under the heading “Legal Matters” in the Registration Statement. In giving this consent, we do not hereby admit that we are in the category of persons whose consent is required under Section 7 of the Act or the rules and regulations of the Commission promulgated thereunder.

The opinions set forth in this letter are effective as of the date hereof only. We assume no responsibility to update this opinion letter for, or to advise you of, any fact or circumstance occurring, or of which we learn, subsequent to the date of this opinion letter, including, without limitation, legislative and other changes in the law or changes in circumstances, regardless of whether or not they affect the opinions expressed herein. This opinion letter shall be understood and interpreted in accordance with the customary practice of lawyers in New York who regularly give, and lawyers who on behalf of their clients regularly advise opinion recipients regarding, opinions in transactions of the type contemplated by this opinion.

We express no opinions other than as herein expressly set forth, and no opinion may be inferred or implied beyond that expressly stated herein.

Very truly yours,

/s/ White & Case LLP

RB/EA/KYS/AC

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